UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

505 Huntmar Park Drive #325

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01      REGULATION FD DISCLOSURE.

On May 4, 2015, HC2 Holdings, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it had delivered to the Board of Directors of MCG Capital Corporation (“MCG”) a proposal (the “Proposal”) to acquire all of the outstanding shares of common stock of MCG on a fully-diluted basis for $5.00 for each share, with the proposed consideration to consist of (a) at the option of the MCG stockholders, either (i) .434 of a share of HC2 common stock (valued at $4.774 using the May 1 closing price of HC2’s common stock), or (ii) .191 of a share of a newly created class of HC2 cumulative perpetual preferred stock (which fractional amount has an initial liquidation preference of $4.774), having the proposed terms described in the Proposal, and (b) $0.226 in cash, on the terms and conditions set forth in the Proposal.

The press release announcing the Proposal, including the full text of the letter delivered to the Board of Directors of MCG Capital Corporation setting forth the Proposal, is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01    OTHER EVENTS.

               The first paragraph of Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
99.1	HC2 Holdings, Inc. Press Release dated May 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 HOLDINGS, INC.

By:	/s/ Andrea Mancuso
Name:	Andrea Mancuso
Title:	General Counsel and Corporate Secretary

Dated: May 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	HC2 Holdings, Inc. Press Release dated May 4, 2015